Exhibit 10.64

HD SUPPLY HOLDINGS, INC.

FORM OF RESTRICTED STOCK AGREEMENT

FOR EXECUTIVE OFFICERS AND ASSOCIATES

This RESTRICTED STOCK AGREEMENT (this “Agreement”), effective                      (the “Grant Date”), is between HD Supply Holdings, Inc., a Delaware corporation (the “Company”), and                                      (the “Employee”).  Capitalized terms used herein without definition shall have the meanings set forth in the HD Supply Holdings, Inc. 2013 Omnibus Incentive Plan (the “Plan”).

Section 1.                                           Grant of Restricted Stock. The Company hereby evidences and confirms its grant to Employee, effective on the Grant Date, of an award of                        Shares of Restricted Stock (the”Restricted Stock”).  This Agreement is entered into pursuant to, and the Restricted Stock granted hereunder is subject to, the terms and conditions of the Plan, which are incorporated herein by reference. If there is any inconsistency between any express provision of this Agreement and any express provision of the Plan, the express provision of the Plan shall govern. [Employee acknowledges and agrees that this award of Restricted Stock has been made in full and final satisfaction of, and in lieu of, any stock option award to which Employee might otherwise be entitled pursuant to Employee’s offer letter with the Company or its subsidiaries dated                     .]

Section 2.                                           Vesting and Forfeiture of Restricted Stock.

(a)                                 Restriction Period. Subject to the other provisions of this Section 2, the Restricted Stock shall vest in [vesting provisions to be determined at the time of grant]: OPTION ONE: [select: [three (3)] [four (4)] equal annual installments on each of the [first through third] [first through fourth] anniversaries of the Grant Date,] OPTION TWO: one hundred percent (100%) of the shares granted shall vest and become transferable upon the [select: [third (3rd)] [fourth (4th)] anniversary of the date of Grant Date], subject to the Employee’s continuous employment with the Company or any of its Subsidiaries through the applicable vesting date; provided that if the Employee’s employment with the Company is terminated by reason of the Employee’s death or Disability (“Special Termination”), any Restricted Stock held by the Employee shall immediately vest as of the effective date of such Special Termination. Upon employment termination due to Retirement, all Shares of Restricted Stock that have not vested as of the date of Employee’s Retirement shall further vest or be forfeited as follows: (i) unless the Administrator determines that the Employee (x) has previously engaged in an act or omission to act that would constitute Cause if the Employee had not retired or (y) to the extent not otherwise included in the definition of Cause applicable to the Employee, has engaged in Competitive Activity during the one-year period following the Employee’s Retirement (or such longer period applicable to the Employee) (the conduct set forth in clause (x) or (y), “Prohibited Activity”), any Shares of Restricted Stock that would have vested on each scheduled vesting date following Employee’s Retirement if Employee had remained in continuous service with the Company and its Subsidiaries shall become vested on each such date, and (ii) if the Administrator determines that Employee has engaged in Prohibited Activity, all of Employee’s unvested Shares of

Restricted Stock as of the date of such determination shall terminate immediately and be forfeited without consideration therefor.  For purposes of this Agreement, “Retirement” means termination of employment with the Company and its Subsidiaries on or after Employee’s attainment of age sixty-two (62) and having at least five (5) years of continuous service with the Company and its Subsidiaries.  The Employee acknowledges that, notwithstanding that Shares of Restricted Stock may be “unvested” following Retirement (or attainment of eligibility for Retirement) for purposes of this Agreement, such Shares (and related dividends paid thereon) may nevertheless be includible in income for federal, state and local tax purposes.

(b)                                 Termination of Employment.  If Employee’s employment with the Company terminates for any reason, any Restricted Stock that is unvested as of the date of such termination and that does not, in accordance with Section 2(a), either become vested on such date or remain eligible to vest following an employment termination due to Retirement shall be cancelled and forfeited effective as of the date of such termination.  The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares of Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such Shares of Restricted Stock, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares of Restricted Stock that are forfeited hereunder.

(c)                                  Change in Control.  In the event of a Change in Control, the treatment of any  unvested Shares of Restricted Stock shall be governed by Article XIV of the Plan.

(d)                                 Discretion of Administrator.  Notwithstanding anything contained in this Agreement to the contrary, the Administrator, in its sole discretion, may accelerate the vesting with respect to the Restricted Stock granted under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine.

Section 3.                                           Securities Law Compliance.  Notwithstanding any other provision of this Agreement, the Employee may not sell the Shares acquired upon vesting of the Restricted Stock unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of such Shares must also comply with other applicable laws and regulations governing the Common Stock, and the Employee may not sell the Shares of Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

Section 4.                                           Employee’s Rights and Obligations with Respect to Restricted Stock.

(a)                                 Restriction on Transfer.  Prior to the vesting thereof, the Restricted Stock is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by the laws of descent and distribution to the estate of the Employee upon the Employee’s death; provided, however, that, in the event that a Participant’s Retirement (or eligibility for Retirement) results in unvested shares of Restricted Stock being includible in the Employee’s income for federal, state or local tax purposes, a sufficient number of Shares of Restricted Stock shall, notwithstanding this Section 4(a), be released from the transfer restrictions herein so as to permit such tax liability to be satisfied with such Shares.  Any purported transfer in violation of this Section 4(a) shall be void ab initio.

(b)                                 Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Employee shall possess all incidents of ownership of the Shares of Restricted Stock granted hereunder, including, without limitation, (i) the right to vote such Shares of Restricted Stock, and (ii) subject to Section 4(c), the right to receive dividends with respect to such Shares of Restricted Stock (but only to the extent declared and paid to holders of Common Stock by the Company in its sole discretion), provided, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Shares of Restricted Stock.

(c)                                  Dividends. Any dividends with respect to Restricted Stock (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Restricted Stock with regard to which they are issued; (ii) shall herein be encompassed within the term “Restricted Stock”; (iii) may be held by the Company for the Employee prior to vesting; and (iv) if so held by the Company, shall be paid or otherwise released to the Employee, without interest, promptly after the vesting of the Restricted Stock with regard to which they were issued.

(d)                                 Stock Certificates.  The Company may electronically issue stock certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests.

(e)                                  Section 83(b) Election. The Employee hereby acknowledges that Employee may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Shares of Restricted Stock (“83(b) Election”), provided that, to be effective, such election must be filed with the Internal Revenue Service no later than thirty (30) days after the Grant Date. Any such 83(b) Election shall use as the value of the Restricted Stock the Fair Market Value of the Restricted Stock on the Grant Date determined as provided in the Plan, and the Employee shall take a consistent position on the Employee’s tax returns. The Employee will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) Election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Employee. Employee agrees that, if Employee makes an 83(b) Election, Employee shall give notice to the Company of such election within 30 days of the date of this Agreement.

Section 5.                                           Non-Competition/Non-Solicitation; Confidential Information. In consideration of the grant of the Restricted Stock, Employee agrees to the restrictive covenants set forth in this Section 5.

(a)                                 Non-Competition/Non-Solicitation.  In consideration of the receipt of the Restricted Stock granted pursuant to this Agreement the receipt and sufficiency of which Employee hereby acknowledges, the Employee agrees that while he or she is employed by the Company or any of its Subsidiaries (collectively, the “Company Group”) and for a period of one (1) year after the effective date of termination of his or her employment with the Company Group, he or she will not directly or indirectly:

(i)                                     engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than one percent (1%) of the outstanding stock of a publicly-held company) that competes anywhere in North America (collectively, the “Territory”) with the business of the Company Group as then engaged in or proposed to be in engaged in by any member of the Company Group or any of their respective Affiliates;

(ii)                                  either alone or in association with others (x) solicit, or permit any organization directly or indirectly controlled by the Employee to solicit, any employee of the Company Group to leave the employ of the Company Group, or (y) solicit for employment or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment or engage as an independent contractor, any person who was employed by the Company Group at any time during the term of the Employee’s employment with the Company Group and whose employment with the Company Group has been terminated for a period less than six months; or

(iii)                               solicit or otherwise attempt to establish for himself or herself or any other person, firm or entity anywhere in the Territory any business relationship of a nature that is competitive with the business or relationship of any member of the Company Group with any person, firm or corporation which was a customer, client or distributor of any member of the Company Group at any time during the Employee’s period of employment with the Company Group (in the case of any such activity during such period of employment) or during the twelve-month period preceding the effective date of the Employee’s termination of employment with the Company Group (in the case of any activity after the effective date of termination of employment).

(b)                                 Confidential Information.  The Employee agrees not to disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to any member of the Company Group or any of their respective Affiliates, including, without limitation, any such information or materials that any member of the Company Group or any of their respective Affiliates receives belonging to suppliers, customers or others who do business with any member of the Company Group or any of their respective Affiliates (collectively, “Confidential Information”), to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Employee’s breach of this Section 5).

(c)                                  Reasonable Protection.  The Company and the Employee agree that, during the period of the Employee’s employment with the Company Group, (i) the Employee will have a prominent role in the management of the business, and the development of the goodwill, of the Company Group, and will obtain Confidential Information that could be used to compete unfairly against members of the Company Group and their respective Affiliates and (ii) the covenants and restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company Group and the Employee considers them to be reasonable for such purpose.

(d)                                 Injunctive Relief.  The Employee agrees that any breach of the covenants contained in this Section 5 is likely to cause the Company Group substantial and irrevocable damage which is difficult to measure and, in the event of any such breach or threatened breach, that the Company, in addition to such other remedies which may be available, shall have the right to (i) effect the forfeiture of any unvested Shares of Restricted Stock held by the Employee and/or (ii) obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 5 and hereby waives the adequacy of a remedy at law as a defense to such relief.

(e)                                  Blue Pencil.  The Employee agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Section 5 is void or constitutes an unreasonable restriction against the Employee, the provisions of this Section 5 shall not be rendered void but shall apply to such extent as such court may determine constitutes a reasonable restriction under the circumstances.

(f)                                   The provisions of this Section 5 shall survive in accordance with its terms the vesting or termination of the Restricted Stock.

Section 6.                                           Miscellaneous.

(a)                                 Holdback Agreements.  If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not affect any sale, assignment, transfer, pledge, encumbrance, or other direct or indirect disposition (including a hedge or other derivative transaction) (a “Transfer”), including any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution, of any Common Stock owned by the Employee, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such shorter period as may be generally applicable to the Company’s senior-most executives).  If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Employee shall not affect any Transfer, including any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution, of any Common

Stock owned by the Employee, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such shorter period as may be generally applicable to the Company’s senior-most executives).  The provisions of this Section 6(a) shall survive in accordance with its terms the vesting or termination of the Restricted Stock.

(b)                                 Withholding.  The award or vesting of the Shares of Restricted Stock acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding.  The undersigned expressly acknowledges and agrees that the Company and its Subsidiaries shall have the right to deduct or withhold such amount as may be necessary in the opinion of the Company to satisfy statutory minimum tax withholding required in connection with such award, vesting or payment under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes and social security contributions that are required by law to be withheld. The Company may satisfy such withholding by any one or combination of the following methods: (i) by requiring the Employee to pay such amount in cash or check acceptable to the Administrator; (ii) by deducting such amount out of any other compensation otherwise payable to the Employee; and/or (iii) such other method as may be agreed by the parties. For these purposes, the Fair Market Value of the Shares shall be determined in accordance with the Plan on the date that the amount of tax to be withheld is to be determined.

(c)                                  Authorization to Share Personal Data.  The Employee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.

(d)                                 No Guarantee of Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company to terminate any Employee’s employment at any time, or confer upon any Employee any right to continue in the employ or retention of the Company.

(e)                                  Interpretation.  The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Agreement.  Any determination or interpretation by the Administrator under or pursuant to the Plan or this Agreement shall be final and binding and conclusive on all persons affected hereby.

(f)                                   Forfeiture of Awards.  The Restricted Stock granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee, and is otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.

(g)                                  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Restricted Stock evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and its Subsidiaries, the Plan, this Agreement and the Restricted Stock via Company web site or other electronic delivery.

(h)                                 Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  No provision of this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(i)                                     Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(j)                                    Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(k)                                 Applicable Law.  This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(l)                                     Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6(k).

(m)                             Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(n)                                 Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(o)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the Grant Date.

HD SUPPLY HOLDINGS, INC.

By:
Name and Title

Date Signed:

EMPLOYEE

By:
Name:
Title:

Date Signed: